Exhibit 5.1

BeOne Medicines Ltd. c/o BeOne Medicines I GmbH Aeschengraben 27 21st Floor 4051 Basel Switzerland	Homburger AG Prime Tower Hardstrasse 201 CH-8005 Zürich homburger.ch +41 43 222 10 00

May 27, 2025

BeOne Medicines Ltd. (f/k/a BeiGene, Ltd.) / Form S-3 Post-Effective Amendment No. 1 (Resale Shelf)

We have acted as special Swiss counsel to BeOne Medicines Ltd., a company limited by shares pursuant to Article 620 et seq. of the Swiss Code of Obligations of March 30, 1911, as amended, incorporated under the laws of Switzerland (the Company), in connection with (a) its change of jurisdiction of incorporation from the Cayman Islands to Switzerland through a transaction known as a continuation (the Continuation) under Section 206 of the Companies Actof the Cayman Islands, as amended, and Article 161 of the Swiss Federal Act on Private International Law of December 18, 1987, as amended, and (b) the filing of the Post-Effective Amendment No. 1 (the Amendment) to the Registration Statement on Form S−3 (Registration No. 333-271762) (the Registration Statement), which was initially filed with the United States Securities and Exchange Commission (the SEC) under the Securities Act of 1933, as amended (the Act), by BeiGene, Ltd., formerly an exempted company with limited liability incorporated in the Cayman Islands, with registered offices at c/o Mourant Governance Services (Cayman) Limited, 94 Solaris Avenue, Camana Bay, PO Box 1348, Grand Cayman KY1-1108, Cayman Islands (BeiGene Cayman), prior to the effectiveness of the Continuation (the Effective Time). The Company is filing the Amendment to expressly adopt the Registration Statement, as amended, as its own for all purposes of the Act and the Securities Exchange Act of 1934, as amended, and to reflect the completion of the Continuation. The Registration Statement, as amended by the Amendment, relates to the resale of following registered shares of the Company, par value USD 0.0001 per share (the Ordinary Shares) issued by the Company to the selling shareholders:

1.	9,498,346 Ordinary Shares held in the form of American Depositary Shares of the Company (the ADSs), corresponding to 730,642 ADSs, and 21 Ordinary Shares directly held by 667, L.P.; 104,899,343 Ordinary Shares held in the form of 8,068,411 ADSs and 25 Ordinary Shares directly held by Baker Brothers Life Sciences, L.P.; and 135,435 Ordinary Shares held in the form of 10,418 ADSs and one Ordinary Share each beneficially owned by Julian C. Baker and Felix J. Baker, and

2.	55,102,823 Ordinary Shares held by a fund managed by HHLR Advisors, Ltd.; and 13,448,318 Ordinary Shares held by a fund managed by Hillhouse Investment Management, Ltd., of which 13,445,978 Ordinary Shares are held in the form of 1,034,306 ADSs.

As such counsel, we have been requested to give our opinion as to certain legal matters under Swiss law.

Capitalized terms used but not defined herein have the meanings assigned to such terms in the Documents (as defined below).

I.	Basis of Opinion

This opinion is confined to and given on the basis of the laws of Switzerland in force at the date hereof. Such laws and the interpretation thereof are subject to change. This opinion is also confined to the matters stated herein and the Documents (as defined below), and is not to be read as extending, by implication or otherwise, to any other document referred to in any of the Documents or any other matter.

For purposes of this opinion, we have not conducted any due diligence or similar investigation as to factual circumstances that are or may be referred to in the Documents, and we express no opinion as to the accuracy of representations and warranties of facts set out in the Documents or the factual background assumed therein.

In this opinion, Swiss legal concepts are expressed in English terms and not in their original language. These concepts may not be identical to the concepts described by the same English terms as they exist under the laws of other jurisdictions.

For purposes of this opinion, we have only reviewed the following documents (collectively, the Documents):

1.	an electronic copy of the Amendment in the form to be filed on May 27, 2025 under the Act;

2.	an electronic copy of the Registration Statement in the form when it was declared effective by the SEC;

3.	an electronic copy of the minutes of the shareholder resolutions passed at the extraordinary general meeting of shareholders of BeiGene Cayman, held on April 28, 2025, resolving on and approving, inter alia, the Continuation and adoption of the Articles (as defined below) (the Shareholders’ Resolutions);

4.	an electronic copy of the articles of association (Statuten) of the Company in their version dated April 28, 2025, legalized by a notary public of the Canton of Zug on May 21, 2025 (the Articles);

5.	an electronic copy of the organizational regulations (Organisationsreglement) of the Company effective as of May 27, 2025, as approved under the unanimous written resolutions of the board of directors of BeiGene Cayman (the Board) dated as of January 20, 2025 (the Organizational Regulations);

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6.	an electronic copy of a certified excerpt from the commercial register of the Canton of Basel-City, Switzerland, of the Company, dated as of May 27, 2025 (the Commercial Register Excerpt);

7.	an electronic copy of the report issued by Ernst & Young AG dated May 22, 2025, confirming that the Company's share capital is fully covered (the Report); and

8.	an electronic copy of the (a) minutes of a telephonic meeting of the Board duly convened on August 6, 2024 approving, inter alia, the Continuation, and (b) unanimous written resolutions of the Board passed on May 27, 2025 (the Board Resolutions).

II.	Assumptions

In rendering the opinion below, we have assumed the following:

1.	all documents produced to us as originals are authentic and complete, and all documents produced to us as copies (including, without limitation, fax and electronic copies) conform to the original;

2.	all documents produced to us as originals and the originals of all documents produced to us as copies were duly executed and certified, as applicable, by the individuals purported to have executed or certified, as the case may be, such documents, and any electronic signatures on any such document have been affixed thereto by the individual to whom such electronic signature belongs and such individual has saved and submitted such document as so electronically signed in such a manner so as to prevent removal or other alteration of such signature;

3.	all factual information contained in the Amendment is true and accurate;

4.	the Amendment will be duly filed by the Company;

5.	(a) the Commercial Register Excerpt and the Report are correct, complete, and up-to-date as of the date hereof, and (b) the Articles and Organizational Regulations are in full force and effect and have not been amended subsequent to the date set forth above; and

6.	all resolutions of the Board and BeiGene Cayman's shareholders necessary to effect the Continuation and to approve and adopt the Articles, including the Shareholders' Resolutions and the Board Resolutions, (a) were duly passed in the manner set forth in BeiGene Cayman’s then-effective memorandum of association and articles of association and pursuant to the laws of the Cayman Islands, (b) are in full force and effect, (c) are valid and enforceable under the laws of the Cayman Islands, and (d) have not been amended, revoked, or superseded.

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III.	Opinion

Based on the foregoing and subject to the qualifications set out below, we are of the opinion that the Ordinary Shares are validly issued, fully paid-in as to their nominal value, and non-assessable.

IV.	Qualifications

1.	The lawyers of our firm are members of the Zurich bar and do not hold themselves out to be experts in any laws other than the laws of Switzerland. Accordingly, we are opining herein as to Swiss law only, based on our independent professional judgment. We express no opinion regarding the applicability or effect of the laws of any other jurisdiction concerning the matters covered herein.

2.	When used in this opinion, the term “non-assessable” means that no further contributions have to be made to the nominal share capital of the Company by the relevant holder of the Ordinary Shares.

3.	We express no opinion as to any tax matters, regulatory matters, or any commercial, financial, accounting, auditing, or other non-legal matter.

4.	Notwithstanding the registration of the Articles with the competent commercial register, the provisions in the Articles may be challenged by dissenting shareholders of the Company or others in court or otherwise.

5.	The exercise of voting rights and rights related thereto with respect to any Ordinary Shares is only permissible after registration in the Company's share register as a shareholder with voting rights in accordance with the provisions of, and subject to the limitations provided in, the Articles.

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We have issued this opinion as of the date hereof and we assume no obligation to advise you of any changes in fact or in law that are made or brought to our attention hereafter.

We hereby consent to the filing of this opinion as an exhibit to the Amendment and to the reference to us under the headings “Enforcement of Civil Liabilities” and "Legal Matters" in the Amendment. In giving such consent, we neither hereby concede that we are within the category of persons whose consent is required under Section 7 of the Act, or the rules or regulations of the SEC thereunder, nor thereby admit that we are experts with respect to any part of the Registration Statement, as amended by the Amendment, within the meaning of the term “expert” as used in the Act or the rules and regulations promulgated thereunder.

This opinion is governed by and shall be construed in accordance with the laws of Switzerland.

Sincerely,

/s/ Homburger AG

HOMBURGER AG

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